SEPARATION AGREEMENT AND RELEASE

    This SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is hereby made and entered into this 26th day of May, 2023 by and between 9 Meters Biopharma, Inc. (f/k/a Innovate Biopharmaceuticals, Inc.), a Delaware corporation (the “Company”), and John Temperato (the “Executive”). The Company and the Executive are referred to herein individually as a “Party” and collectively as the “Parties.”

    WHEREAS, the Parties executed an Executive Employment Agreement on April 30, 2020 (the “Original Agreement”); and,

    WHEREAS, the Parties amended the Original Agreement pursuant to the First Amendment to Employment Agreement executed by the Parties on July 21, 2021 (the “Amendment”) (the Original Agreement and the Amendment collectively referred to herein as the “Employment Agreement”); and,

    WHEREAS, Executive has informed the Company of his voluntary resignation pursuant to Section 5(a)(i) of the Employment Agreement; and,

    WHEREAS, pursuant to Section 13 of the Employment Agreement, the Company and Executive have agreed to waive the 30-day notice period of Section 5(a)(i), making Executive’s resignation effective May 26, 2023; and,

    WHEREAS, the Company has offered, and Executive has accepted, the terms of this Agreement providing certain severance benefits to Executive.

NOW THEREFORE, in consideration of the benefits provided to Executive herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

    1.    Resignation; Resignation from Board of Directors. Except as set out in this Agreement, as provided by the specific terms of a benefit plan or as required by law, upon the resignation of Executive’s employment with the Company and Insperity PEO Services, L.P. (“Insperity”), effective as of May 26, 2023 (the “Resignation Date”), all of Executive’s employee benefits with the Company and Insperity will terminate. Executive hereby represents that he has returned to the Company all Company-owned equipment, keys or passes, software, files, samples, training materials, programs and documents (including any copies) in the same condition as when provided to Executive, reasonable wear and tear excepted. Executive’s return of Company property is an express requirement under this Agreement and a condition to Executive’s receipt of the Separation Benefits described in Section 2 below. Executive’s final paycheck will include payment for his accrued but unused vacation time, in a lump sum amount of $42,553, less applicable withholdings and deductions. Upon receipt of Executive’s final paycheck from the Company and/or Insperity, Executive agrees and acknowledges that he will have been paid all wages for labor or services rendered by Executive for the Company and Insperity or on the Company or Insperity’s behalf as an employee through the Resignation Date. Executive agrees that, effective as of the Resignation Date, Executive has resigned from all positions as an officer of the Company and its affiliates and as a member of the Company’s Board of Directors (and the board of directors of any of its affiliates, as applicable). In furtherance of the preceding sentence, Executive will execute and return to the Company all letters and documents that the Company may reasonably require in order to evidence such resignation(s).

    2.    Separation Benefits. Provided that Executive timely signs and returns this Agreement to the Company and does not revoke this Agreement as provided in Section 9 below, the Company will pay Executive the following (the “Separation Benefits”):

a)Separation Pay. The Company will continue to pay Executive’s then-current Base Salary (as that term is defined in the Employment Agreement) as of the Resignation Date, less applicable withholdings and deductions, for a period of twelve (12) months following the Resignation Date (the “Severance Period”) in accordance with the Company’s normal payroll practices for its employees. The Company will make its first payment of this obligation on the first regularly scheduled pay date of the Company processed after Executive has executed, delivered to the Company and not revoked this Agreement). The Company’s first payment will include a catchup for any amounts that would have otherwise been paid to Executive had this Agreement been effective as of the Resignation Date.

b)Prorated Bonus. The Company will pay Executive a prorated amount of Executive’s target bonus for 2023, if any, in accordance with and subject to Section 4(b) of the Employment Agreement. Such payment shall be made at the time the Company pays other employee bonuses for 2023, but in no event later than March 31, 2024.

c)Accelerated Vesting. The Company will accelerate the vesting of Executive’s unvested Options and RSUs (as each of those terms are defined in the Employment Agreement), if any, that were scheduled to vest in the twelve (12) month period immediately following the Resignation Date.

    If Executive does not sign this Agreement and return it to the Company within twenty-one (21) days of his receipt of it, or if Executive revokes it pursuant to Section 9 below, Executive will not be entitled to receive the Separation Benefits described above.

    As a condition of receiving the Separation Benefits, Executive agrees to sign any documentation required of him by Insperity, including, but not limited to, an additional release.

    3.    Release of Claims. In exchange for the Company providing Executive with the Separation Benefits described in Section 2 above, by signing this Agreement, Executive releases and forever discharges the Company and Insperity, as well as their respective officers, directors, shareholders, members, partners, employees, agents, representatives, attorneys, lessors, lessees, licensors and licensees, owners, and their respective successors, assigns, heirs, executors and administrators (collectively, the “Company Parties”), from any and all claims, demands, and causes of action of every kind and nature, whether known or unknown, direct or indirect, accrued, contingent or potential, which Executive ever had or now has, including but not limited to any claims arising out of or related to Executive’s employment with the Company and the termination thereof (except where and to the extent that such a release is expressly prohibited or made void by law). This release includes, without limitation, Executive’s release of the Company and the Company Parties from any claims by Executive for lost wages or benefits, compensatory damages, punitive damages, attorneys’ fees and costs, equitable relief or any other form of damages or relief. In addition, this release is meant to release the Company and the Company Parties from all common law claims, including claims in contract or tort, including, without limitation, claims for breach of contract, wrongful or constructive discharge, intentional or negligent infliction of emotional distress, misrepresentation, tortious interference with contract or prospective economic advantage, invasion of privacy, defamation, negligence or breach of any covenant of good faith and fair dealing. Executive also specifically and forever releases the Company and the Company Parties (except where and to the extent that such a release is expressly prohibited or made void by law) from any and all claims under North Carolina laws prohibiting discrimination, harassment and retaliation, and all similar state and local laws, and all claims under federal law based on unlawful employment discrimination, harassment or retaliation, including, but not limited to, claims for violation of Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Genetic Information and Discrimination Act, and the Federal Age Discrimination In Employment Act (29 U.S.C. § 621 et. seq.).

Executive acknowledges that this release applies both to known and unknown claims that may exist between Executive and the Company (or between Executive and any of the Company Parties). Executive expressly waives and relinquishes all rights and benefits which Executive otherwise may have under any state or federal statute or common law principle that would otherwise limit the effect of this Agreement to claims known or suspected prior to the date Executive executes this Agreement, and do so understanding and acknowledging the significance and consequences of such specific waiver. In addition, Executive hereby expressly understands and acknowledges that it is possible that unknown losses or claims exist or that present losses may have been underestimated in amount or severity, and Executive explicitly took that possibility into account in agreeing to this release.
    Notwithstanding the foregoing, nothing in this Agreement prohibits Executive from filing a charge with, or participating in any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Company or a comparable state or federal fair employment practices agency; provided, however, that this Agreement fully and finally resolves all monetary matters between Executive and the Company and the Company Parties, and by signing this Agreement, Executive is waiving any right to monetary damages, attorneys’ fees and/or costs related to or arising from any such charge, complaint or lawsuit filed by Executive or on Executive’s behalf, individually or collectively. In addition, nothing in this Agreement extinguishes any claims Executive may have against the Company for breach of this Agreement or any claims arising from events that occur following the effective date of this Agreement.

    4.    No Admissions. Executive understands, acknowledges and agrees that the release set out above in Section 3 is a final compromise of any potential claims by Executive against the Company and/or the Company Parties in connection with Executive’s employment by the Company, and is not an admission by the Company or the Company Parties that any such claims exist or that the Company or any of the Company Parties are liable for any such claims. By signing this Agreement, Executive agrees and acknowledges that he has no cause to believe that any violation of any local, state or federal law has occurred with respect to Executive’s employment or separation of employment from the Company.

    5.    Confidentiality. Executive hereby represents and agrees that he will not (except as required by law) disclose information regarding the specific terms of this Agreement, to anyone except Executive’s immediate family, his attorney, his accountant or his financial advisor as reasonably necessary. Should the disclosure of any confidential or proprietary information of the Company be required of Executive (a) in response to any summons or subpoena, (b) in connection with any litigation, or (c) in order to comply with any law, order, regulation, request of any government or regulatory agency or ruling, prior to making any disclosure, Executive agrees to inform the Company of any such request or compelled disclosure as soon as possible, and, to the extent possible, afford the Company the opportunity to contest such disclosure. Provided, however, nothing in this Agreement prohibits Executive from reporting possible violations of federal law or regulation to any governmental agency or entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation, and Executive does not need to give notice to or obtain the prior authorization of the Company to make such reports or disclosures.
Pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

    6.    No Disparagement. Executive agrees that, following the Resignation Date, Executive will not falsely denigrate, defame, disparage or cast aspersions upon the Company, the Company Parties, their products, services, business and manner of doing business, and that Executive will use his reasonable best efforts to prevent any member of Executive’s immediate family from engaging in any such activity; provided, however, nothing in this Agreement prohibits Executive from providing truthful information and/or testimony in connection with any investigation or proceeding conducted by, the U.S. Equal Employment Opportunity Company, a comparable state or federal fair employment practices agency, the Securities and Exchange Commission, or any other government agency.

    7.    Relief and Enforcement. Executive understands and agrees that any breach of this Agreement by Executive will relieve the Company of its obligation to provide any unpaid Separation Benefits described in Sections 2, above and to recover any amounts paid to Executive. Executive also understands and agrees that if he violates the terms of Sections 5 or 6 of this Agreement, Executive will cause injury to the Company (and/or one or more of the Company Parties) that will be difficult to quantify or repair, so that the Company (and/or the Company Parties) will have no adequate remedy at law. Accordingly, Executive agrees that if he violates Sections 5 or 6 of this Agreement, the Company (or the Company Parties) will be entitled as a matter of right to obtain an injunction from a court of law, restraining Executive from any further violation of this Agreement. The right to an injunction is in addition to, and not in lieu of, any other remedies that the Company (or the Company Parties) has at law or in equity.

    8.    No Modifications; Governing Law; Entire Agreement. This Agreement cannot be changed or terminated verbally, and no modification or waiver of any of the provisions of this Agreement will be effective unless it is in writing and signed by both Parties. The Parties agree that this Agreement is to be governed by and construed in accordance with the laws of the State of North Carolina, and that any suit, action or charge arising out of or relating to this Agreement will be adjudicated in the state or federal courts in Wake County, North Carolina. This Agreement sets forth the entire and fully integrated understanding between the Parties, and there are no representations, warranties, covenants or understandings, oral or otherwise, that are not expressly set out herein.

    9.    Right to Revoke. ONCE SIGNED BY EXECUTIVE, THIS AGREEMENT IS REVOCABLE IN WRITING FOR A PERIOD OF SEVEN (7) DAYS (THE “REVOCATION PERIOD”). IN ORDER TO REVOKE HIS ACCEPTANCE OF THIS AGREEMENT, EXECUTIVE MUST DELIVER WRITTEN NOTICE TO MARK SIRGO, AND SUCH WRITTEN NOTICE MUST ACTUALLY BE RECEIVED WITHIN THE SEVEN (7) DAY REVOCATION PERIOD.

    10.    Cooperation. During the Severance Period, Executive agrees to fully cooperate with the Company in all matters relating to the winding up of Executive’s work, including, but not limited to, the orderly transfer of any such pending work to such other employees as the Company designates. Furthermore, during and after the Severance Period, Executive further agrees to provide reasonable assistance in connection with any current or future investigations or litigation in which the Company is or becomes involved and of which Executive has relevant information.

11.    Miscellaneous.

    (a)    Should any portion, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or unenforceable, the validity or the remaining portions, terms and provisions shall not be affected thereby, and the illegal, invalid or unenforceable portion, term or provision shall be deemed not to be part of this Agreement.

    (b)    The Parties agree that the failure of a Party at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the Party’s full right or ability to require performance of the same or any other provision of this Agreement at any time thereafter.

    (c)    This Agreement shall inure to the benefit of and shall be binding upon Executive, Executive’s heirs, administrators, representatives, executors, successors and assigns and upon the successors and assigns of the Company.

    (d)    The headings of the paragraphs of this Agreement are for convenience only and are not binding on any interpretation of this Agreement. This Agreement may be executed in counterparts.

    (e)    Counterparts may be transmitted and/or signed by facsimile or electronic mail. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on the Parties to the same extent as a manually signed original thereof.

    (f)    This Agreement embodies the complete agreement and understanding between the Parties relating to the subject matter hereof and supersedes and preempts any contemporaneous or prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way; provided that the covenants contained in this Agreement are independent of, supplemental to, and do not modify, supersede or restrict (and shall not be modified, superseded or restricted by) any noncompetition, nonsolicitation, nondisparagement, confidentiality or other restrictive covenant in any other prior, current or future agreement (including, but not limited to, the Employment Agreement and the Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement referenced in Section 6 of the Employment Agreement).

(g)    Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5 through 18 of the Employment Agreement survive the termination of Executive’s employment with the Company.

EXECUTIVE HEREBY ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT, AND THAT CHANGES TO THIS AGREEMENT, WHETHER MATERIAL OR IMMATERIAL,

WILL NOT RESTART THE RUNNING OF THE TWENTY-ONE (21) DAY PERIOD. EXECUTIVE ALSO ACKNOWLEDGES THAT HE WAS ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the execution by both Parties to this Agreement.

                    9 METERS BIOPHARMA, INC.

By:    /s/ Mark A. Sirgo
                    Name: Mark A. Sirgo
                    Title:    Chairman

                    DATE: 5/29/2023

EMPLOYEE:

/s/ John Temperato (SEAL)
                John Temperato

DATE: 5/28/2023

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